Exhibit 10.20

AMENDMENT TO

CINCINNATI BELL PENSION PLAN

The Cincinnati Bell Pension Plan (the “Plan”) is hereby amended, in order (i) to satisfy certain requirements of the Pension Protection Act of 2006 (the “PPA”) that have not already been addressed in the Plan, (ii) to satisfy certain requirements of the Worker, Retiree, and Employer Recovery Act of 2008 (the “WRERA”), and (iii) to clarify or update a few provisions of the Plan, in the following respects.

1. Effective as of January 1, 2008 and for the Plan’s plan years beginning on and after that date, a new Subsection 2.1.1A reading as follows is added to the Plan immediately after Subsection 2.1.1 of the Plan.

2.1.1A “Accumulated Benefit” means, when applied to any Participant and his or her interest under this Plan as of any specified date that occurs on or after January 1, 2008: (i) to the extent that his Cash Balance Account is used in any manner to determine such interest, the amount that as of such specified date is credited to the Participant’s Cash Balance Account; or (ii) to the extent that such interest is not subject to clause (i) of this sentence, the Participant’s Accrued Benefit that applies as of such specified date to such interest. A Participant’s Accumulated Benefit as of any specified date that occurs on or after January 1, 2008, as such benefit is expressed under the terms of the immediately preceding sentence, refers to the Participant’s benefit under the Plan that has accrued to that specified date and that is used to determine that the Plan satisfies the requirements of section 411(b)(1)(H)(i) and (b)(5) of the Code and section 204(b)(1)(H)(i) and (b)(5) of ERISA (as such sections are amended by the Pension Protection Act of 2006).

2. Effective as of January 1, 2007 and for the Plan’s plan years beginning on and after that date, paragraph (f) of Subsection 7.4.4 of the Plan is amended in its entirety to read as follows.

(f) any other items that are required to be contained in the written explanation by Treasury regulations and/or Internal Revenue Service notices or other guidance, including, for any benefit with a commencement date on or after January 1, 2007 and when and to the extent required by such Treasury regulations or other guidance and to the extent applicable to the Participant’s benefit, a description of the financial effect of electing any available form of benefit, the relative value of each optional form of benefit compared to the normal form in which the Participant’s benefit will be paid in the absence of the Participant electing out of such form (or, to the extent permitted by such Treasury regulations or other guidance, compared to a different form of benefit), and the right of the Participant to defer receipt of the Participant’s benefit and of the consequences of failing to defer such receipt.

3. Effective as of January 1, 2009 and for the Plan’s plan years beginning on and after that date, paragraph (b) of Subsection 10.1.4 of the Plan is amended in its entirety to read as follows.

(b) Also for purposes of this Section 10.1, the “applicable mortality assumption” means, with respect to adjusting any benefit or limitation of a retirement benefit, a mortality assumption determined as follows:

(1) when the commencement date of the benefit occurs during any limitation year that begins prior to January 1, 2009, an appropriate mortality assumption based on the mortality table prescribed by the Secretary of the Treasury or his delegate as the applicable mortality table under section 415(b) of the Code as of the date as of which the applicable benefit is paid. Such table is based on the prevailing commissioners’ standard table, described in section 807(d)(5)(A) of the Code, used to determine reserves for group annuity contracts, without regard to any other subparagraph of section 807(d)(5) of the Code. In accordance with the immediately preceding two sentences: for Plan benefits with commencement dates prior to January 1, 2009 and on or after December 31, 2002, the mortality table referred to in such preceding sentences shall be deemed to be the mortality table prescribed in Revenue Ruling 2001-62; and for Plan benefits with commencement dates prior to December 31, 2002, the mortality table referred to in such preceding sentences shall be deemed to be the mortality table prescribed in Revenue Ruling 95-6; or

(2) when the commencement date of the benefit occurs during any limitation year that begins on or after January 1, 2009, an appropriate mortality assumption determined under the mortality table published by the Internal Revenue Service under Code section 417(e)(3) for such limitation year. In accordance with the immediately preceding sentence: (i) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the limitation year beginning in 2008 (but no later limitation year) shall be determined under the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67; (ii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the limitation year beginning in 2009, 2010, 2011, 2012, or 2013 (but no later limitation year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific limitation year (the limitation year beginning in 2009, 2010, 2011, 2012, or 2013) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2008-85; and (iii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a limitation year later than the limitation year beginning in 2013 shall be determined under the applicable mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such later limitation year.

4. Effective as of January 1, 2008 and for the Plan’s plan years beginning on and after that date, paragraph (b) of Subsection 11.5.3 of the Plan is amended in its entirety to read as follows.

(b) For purposes hereof, the “PPA applicable mortality assumption” that applies to such benefit shall be deemed to mean an appropriate mortality assumption determined under the mortality table published by the Internal Revenue Service under Code section 417(e)(3) for the Plan Year in which occurs the date as of which the applicable benefit is paid. In accordance with the immediately preceding sentence: (i) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the Plan Year beginning in 2008 (but no later Plan Year) shall be determined under the 2008 Applicable Mortality Table as published by the Internal Revenue Service in the appendix to Revenue Ruling 2007-67; (ii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in the Plan Year beginning in 2009, 2010, 2011, 2012, or 2013 (but no later Plan Year) shall be determined under the column labeled “Unisex” of the applicable mortality tables that apply to the specific Plan Year (the Plan Year beginning in 2009, 2010, 2011, 2012, or 2013) in which such commencement date occurs as such tables are published in the appendix to the Internal Revenue Service’s Notice 2008-85; and (iii) the applicable mortality assumption for any applicable Plan benefit with a commencement date that occurs in a Plan Year later than the Plan Year beginning in 2013 shall be determined under the applicable mortality table published (in a revenue ruling, notice, or other written form) by the Internal Revenue Service under Code section 417(e)(3) for such later Plan Year.

5. Effective as of January 1, 2007 and for the Plan’s plan years beginning on and after that date, Section 11.8 of the Plan is amended in its entirety to read as follows.

11.8 Direct Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 11.8, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution otherwise payable to him paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

11.8.1 For purposes of this Section 11.8, the following terms shall have the meanings indicated in the following paragraphs of this Subsection 11.8.1.

(a) An “eligible rollover distribution” means, with respect to any distributee, any distribution of all or any portion of the entire benefit otherwise payable under the Plan to the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required to be made under section 401(a)(9) of the Code; or (iii) any other distribution that is not permitted to be directly rolled over to an eligible retirement plan under regulations of the Secretary of the Treasury or his delegate. For purposes of this paragraph (a), a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income; however, such portion may be paid only to: an eligible retirement plan that is described in clause (i), (ii), or (iii) of paragraph (b) below; or in a direct rollover to an eligible retirement plan that is described in clause (v) (or, effective for any distribution made on or after January 1, 2007, clause (vii)) of paragraph (b) below that agrees to separately account for amounts so transferred (and, effective for any distribution made on or after January 1, 2007, earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b) An “eligible retirement plan” means, with respect to any distributee’s eligible rollover distribution, any of the following accounts, annuities, plans, or contracts that accepts the distributee’s eligible rollover distribution: (i) an individual retirement account described in section 408(a) of the Code; (ii) an individual retirement annuity described in section 408(b) of the Code; (iii) effective for any distribution made on or after January 1, 2008, a Roth IRA (as defined in Code section 408A), but, if the eligible rollover distribution is made prior to January 1, 2010, only if the distributee meets the conditions applicable to making a qualified rollover distribution to a Roth IRA that are set forth in Code section 408(c)(3)(B); (iv) an annuity plan described in section 403(a) of the Code; (v) an annuity contract described in section 403(b) of the Code; (vi) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; or (vii) a qualified trust described in section 401(a) of the Code. This definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 206(d)(3) of ERISA and section 414(p) of the Code.

(c) A “distributee” means a Participant. In addition, a Participant’s surviving spouse, or a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in section 206(d)(3) of ERISA and section 414(p) of the Code), is a distributee with regard to any interest of the Participant which becomes payable under the Plan to such spouse or former spouse.

(d) A “direct rollover” means, with respect to any distributee, a payment by the Plan to an eligible retirement plan specified by the distributee.

11.8.2 As a special rule and notwithstanding any other provision of this Section 11.8 to the contrary, if a person who is a designated beneficiary (as defined in Code section 401(a)(9)(E) and including, to the extent provided in rules prescribed by the Secretary of the Treasury or his delegate, a trust established for the benefit of one or more designated beneficiaries) of a deceased Participant and who is not the Participant’s surviving spouse is entitled under the Plan to receive after December 31, 2009 (and, to the extent permitted under nondiscriminatory rules adopted by the Committee and in effect during all or a part of the period between January 1, 2007 and December 31, 2009, to receive in the period between January 1, 2007 and December 31, 2009 when such rules are in effect) a Plan distribution that would be an eligible rollover distribution were such person a distributee, such person may elect to have all or a part of the distribution directly rolled over by the Plan to an inherited individual retirement account or annuity (within the meaning of Code section 408(d)(3)(C)(ii) and any related provisions of the Code) to the extent permitted by and subject to the provisions of section 402(c)(11) of the Code. However any direct rollover that is made prior to January 1, 2010 pursuant to the provisions of this Subsection 11.8.2 shall not be considered a direct rollover of an eligible rollover distribution for purposes of any withholding or notice requirements that normally apply under the Code to direct rollovers of eligible rollover distributions.

11.8.3 The Committee may prescribe reasonable rules in order to provide for the Plan to meet the provisions of this Section 11.8 and all rules of the Code that apply to direct rollovers of eligible rollover distributions. Any such rules shall comply with the provisions of Code section 401(a)(31) and any applicable Treasury regulations which are issued with respect to the direct rollover requirements. For example, subject to meeting the provisions of Code section 401(a)(31) and applicable Treasury regulations, the Committee may: (a) prescribe the specific manner in which a direct rollover shall be made by the Plan, whether by wire transfer to the eligible retirement plan, by mailing a check to the eligible retirement plan, by providing the distributee a check made payable to the eligible retirement plan and directing the distributee to deliver the check to the eligible retirement plan, and/or by some other method; (b) prohibit any direct rollover of any eligible rollover distributions payable during a calendar year to a distributee when the total of such distributions is less than $200; and/or (c) refuse to make a direct rollover of an eligible rollover distribution to more than one eligible retirement plan.

6. Effective as of January 1, 2008 and for the Plan’s plan years beginning on and after that date, Section 16.1 of the Plan is amended in its entirety to read as follows.

16.1 Vesting and Interest Rates and Mortality Table Applicable Upon Termination.

16.1.1 Upon a complete or partial termination of the Plan, all interests of each Participant affected by the complete or partial termination in his Accrued Benefit, as applicable and determined as of the date of complete or partial termination and to the extent then funded, shall become nonforfeitable. In addition, if such an affected Participant has met the requirements for an early retirement or optional form of benefit as of the date of the complete or partial termination, he shall be deemed fully vested in such early or optional form of benefit to the extent based on his Accrued Benefit determined as of the date of the complete or partial termination and to the extent then funded. Notwithstanding any other provision herein to the contrary, no Participant (or person claiming through him) shall have any recourse towards satisfaction of his Accrued Benefit or any other Plan benefit from other than the assets of the Plan (or the Pension Benefit Guaranty Corporation).

16.1.2 Should this Plan be completely terminated, then, except as is provided by the immediately following sentence, any Participant’s Plan benefit as of the date of the Plan’s termination shall be determined using the interest rate or rates and mortality table otherwise applicable under the other provisions of the Plan for determining that Plan benefit (without regard to the Plan’s termination). But, notwithstanding the terms of the immediately preceding sentence, upon the Plan’s termination and with respect to any Participant’s Plan benefit to the extent that it is determined in relation to the Participant’s Cash Balance Account balance, any interest rate that is a variable rate (i.e., a rate that can change from year to year) and that is used to determine interest credit amounts to the Participant’s Cash Balance Account (or otherwise to make Plan calculations) for periods after the Plan’s termination, shall be determined as the average of the interest rates used for the same purposes during the five-year period ending on the date of the Plan’s termination.

7. Effective as of January 1, 2002 and for the Plan’s plan years beginning on and after that date, the current Sections 18.16 and 18.17 of the Plan are deleted in their entireties.

8. Effective as of January 1, 2008 and for the Plan’s plan years beginning on and after that date, a new Section 18.15 reading as follows is added to the Plan immediately after current Plan Section 18.14.

18.15 Accumulated Benefit Used To Satisfy Applicable Age Discrimination Rules. As is indicated in Subsection 2.1.1A above, a Participant’s Accumulated Benefit as of any specified date that occurs on or after January 1, 2008 shall be the Participant’s benefit that is used for purposes of determining whether the requirements of Section 411(b)(1)(H)(i) and (b)(5) of the Code and Section 204(b)(1)(H)(i) and (b)(5) of ERISA (as such sections are amended by the Pension Protection Act of 2006), and any Treasury regulations issued thereunder, are met for the Plan with respect to the Participant’s Plan benefit as of such specified date.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

CINCINNATI BELL INC.

By:	/s/ Christopher J. Wilson
Title:	Vice President, General Counsel & Secretary
Date:	December 15, 2009

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